UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2006

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 21, 2006 Navistar International Corporation (the “company”) announced the employment of John P. Waldron as Vice President and Corporate Controller to serve as the company’s principal accounting officer and to replace James A. Blanda, who has served as interim controller since last April. Mr. Waldron, 42, previously was employed from July 2005 to September 2006 as Vice President, Assistant Corporate Controller of RR Donnelley & Sons Company, an international provider of print and print related services, where he was responsible for managing the corporate accounting and consolidations function, ensuring compliance with GAAP, coordinating the external audit process, evaluating and remediating internal controls, guiding process and systems integration initiatives, and supporting key aspects of external and internal reporting. Prior to RR Donnelley, Mr. Waldron was employed from 1999 to 2005 as Corporate Controller of Follett Corporation, a provider of education-related products and services where he was responsible for managing the corporate accounting and consolidations function, ensuring compliance with GAAP, coordinating the external audit process, developing and maintaining key accounting systems, developing internal controls assessment programs, financial planning and analysis, and supporting strategic business initiatives.

Subject to Board of Director approval, Mr. Waldron will be paid an annual base salary of $300,000 and will be entitled to receive a cash bonus of $300,000; half of which will be paid at the end of his first month of employment and the remainder to be paid at the end of the month following his 12 month anniversary of employment; provided, however that he has not voluntarily terminated his employment with the company. Mr Waldron will also participate in the company’s annual incentive plan with a target opportunity of 55% of base salary and will be provided certain other benefits commensurate with his Vice President and Corporate Controller position. For fiscal year 2007, Mr. Waldron is guaranteed an annual incentive payout no less than target.

A copy of the press release announcing Mr. Waldron’s appointment is attached as Exhibit 99.1 to this Report and incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits

	Exhibit No.	Description	Page

	99.1	Press Release dated September 21, 2006	E-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
            Registrant

Date: September 21, 2006	/s/ William A. Caton

William A. Caton Executive Vice President and Chief Financial Officer